Exhibit 99.1

DATE:	March 8, 2006

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry
Investor Relations
Phone: 317-574-5221

Standard Management Announces Deferral
of Payments on Trust Preferred Securities
(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ:SMAN) an Indianapolis-based provider of pharmaceuticals to the long-term care and infusion therapy market, today announced that it intends to defer distributions on the 10.25% preferred securities of its subsidiary, SMAN Capital Trust I (NASDAQ:SMANP). The deferral, which will begin with the distribution date scheduled for March 31, 2006, is expected to continue for up to two years. The Company will make a decision each quarter as to deferral of the distributions. All unpaid distributions will accrue interest at the rate of 10.25% per annum until paid by the Company. The deferral of distributions on the trust preferred securities is part of Standard Management’s capital plan, which is designed to provide the Company with short-term working capital and to position the Company for additional long-term growth. Under the terms governing the trust preferred securities, the Company has the right to defer distributions for up to five years, but at the current time has elected to do so for only two years.
Standard Management also announced today that it intends to commence an exchange offer for all or a portion of the trust preferred securities. The exchange offer, which the Company expects to commence, early April, would allow all trust preferred security holders to exchange their trust preferred securities for shares of common stock of Standard Management. The terms of the exchange offer, including the exchange ratio, have not been determined yet by the Company.
“Deferral of distribution payments is another important and necessary step in our overall capital plan” commented Ronald D. Hunter, Chairman, President and CEO. “We believe the deferral will strengthen our capital base while we continue to position the Company for increased long-term revenue growth, both in terms of organic growth and through additional acquisitions.” Mr. Hunter continued, “In addition, we believe the proposed exchange offer will allow the Company to decrease its long-term debt while providing the trust preferred security holders the chance to receive a security with a more liquid trading market.”

NOTE: In connection with the proposed exchange offer, Standard Management will file a tender offer statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the tender offer statement, when available, because it will contain important information about the proposed exchange offer. Investors will be able to obtain free copies of the tender offer statement, as well as other filings containing information about Standard Management, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained, when available, for free from Standard Management by directing a request to Standard Management Corporation, Investor Relations, 10689 North Pennsylvania, Indianapolis, Indiana 46280.
This press release contains “forward-looking statements” within the meaning of section 27 A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the number of distribution payments that will be deferred by the Company, the impact of the deferral of the distributions on the Company’s working capital, the commencement of the proposed exchange offer and its terms, the liquidity of the trading market for the Company’s securities, and the performance and growth of our business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the terms and ultimate success of the proposed exchange offer; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.
We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Standard Management is a holding company headquartered in Indianapolis, IN. Information about the Company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.